CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192225, 333-192226, 333‑217840, 333-217839, and 333-225027 on Form S‑8 of Cincinnati Bell Inc. of our reports dated March 13, 2018 relating to the consolidated financial statements of Hawaiian Telcom Holdco, Inc., and the effectiveness of Hawaiian Telcom Holdco, Inc.’s internal control over financial reporting appearing in this Current Report on Form 8-K/A of Cincinnati Bell Inc. dated September 17, 2018.

/s/ Deloitte & Touche LLP

Honolulu, Hawaii
September 17, 2018